                                                                     Exhibit 5.1


HARNEYS
British Virgin Islands and Anguillan lawyers

Associated offices                                     Harney Westwood & Riegels
                                                       Craigmuir Chambers
London                                                 PO Box 71
Tel: +44 (0) 20 7430 2037                              Road Town, Tortola
Fax: +44 (0) 20 7430 2036                              British Virgin Islands
                                                       Tel: +1 284 494 2233
Anguilla                                               Fax: +1 284 494 3547
Tel: +1 264 498 5000                                   www.harneys.com
Fax: +1 264 498 5001

                                                       Your Ref

9 December 2002                                        Our Ref       011644-0016


UTi Worldwide, Inc.
9 Columbus Centre
Pelican Drive
Road Town, Tortola
British Virgin Islands


Dear Sirs

UTI WORLDWIDE INC - IBC NO. 141257 (THE "COMPANY")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to render this opinion in connection with a Registration Statement on Form F-3, as amended, under the United States Securities Act of 1933 (Registration No. 333-101309 (the "REGISTRATION STATEMENT") in relation to the proposed public offering by the Company of up to 4,600,000 of its Ordinary Shares of no par value each (the "ORDINARY SHARES") and by PTR Holdings Inc., a selling shareholder, of up to 1,150,000 Ordinary Shares of the Company including Ordinary Shares issuable upon the exercise by the underwriters of their option to cover over-allotments, if any all as more particularly described in the Registration Statement. All of the Ordinary Shares to be sold by the Company and by PTR Holdings Inc. in the proposed offering and to cover the over-allotment options are referred to herein collectively as the "SHARES".

2.    For the purpose of this opinion, we have examined the following documents:

      (a)   a copy of the Registration Statement and the exhibits thereto;

      (b)   (i)   copies of the Memorandum and Articles of Association and
                  Certificate of Incorporation of the Company available as a matter of public record at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 4 December 2002;

            (ii) facsimile copies, certified as true, correct and complete by the Secretary of the Company, of the resolutions of the directors of the Company and of the Special Committee of the directors of the Company, both dated 19 November 2002



         A list of partners is available for inspection at our offices.

                                                               Opinion - 011644-
                  approving, inter alia, the Company's entry into, and authorising the various transactions under the Registration Statement (the "DIRECTORS' RESOLUTIONS");

            (iii) an original registered agent's certificate dated 26 November
                  2002 identifying the directors and officers of the Company, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the Company (the "REGISTERED AGENT'S CERTIFICATE");

            (iv) the public records of the Company on file and available for inspection at the Companies Registry, Road Town, Tortola, British Virgin Islands on 4 December 2002; and

            (v) the records of proceedings on file with, and available for inspection on 4 December 2002 at the High Court of Justice, British Virgin Islands.

3.    For the purposes of this opinion we have assumed without further enquiry:

      (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

      (b)   the genuineness of all signatures and seals;

      (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

      (d) the accuracy of any and all representations of fact expressed in the documents we have examined; and

      (e)   that the Directors' Resolutions remain in full force and effect.

4.    Based on the foregoing, our opinion is as follows:

      (a) The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

      (b) The consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder does not and will not conflict with or result in a default, breach or violation of or under:

            (i)   any law of the British Virgin Islands; or

            (ii)  the Memorandum and Articles of Association of the Company.

      (c) The Shares, when issued, sold, delivered and paid for in accordance with the Directors' Resolutions and the provisions of Registration
            Statement:

                                                               Opinion - 011644-

            (i) will be legally issued, fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder; and

            (ii) no taxes are or will be payable on or in respect of the issue of the Shares.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference made to us under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.

Yours faithfully
HARNEY WESTWOOD & RIEGELS
/s/ Harney Westwood & Riegels




                                                               Opinion - 011644-

                                       3